Exhibit 99.1

News Release

Valspar Reports Fiscal Fourth Quarter 2016 and Year-End Results

•	Fiscal Fourth Quarter 2016 Results

•	Net sales decreased 4% (includes a negative 1% impact from F/X translation)

•	Total volumes decreased 2%, Coatings segment volume increased 2% and Paints segment volume decreased 7%

•	Fiscal 2016 Results

•	Net sales decreased 5% (includes a negative 3% impact from F/X translation)

•	Total volumes decreased 2%, Coatings segment volume increased 1% and Paints segment volume decreased 7%

•	The company is no longer providing “Adjusted” non-GAAP results in its quarterly earnings press release. To aid in the comparison of results to prior periods, items that were previously excluded from “Adjusted” non-GAAP results are detailed later in this release.

	Fiscal Fourth Quarter 2016[1]			Fiscal 2016[1]
	2016	2015	% Change	2016	2015	% Change
Net Sales	$1,106.1	$1,149.5	(4%)	$4,190.6	$4,392.6	(5%)
Gross Profit	$393.6	$413.6	(5%)	$1,535.6	$1,551.4	(1%)
EBIT	$131.6	$167.0	(21%)	$525.1	$645.1	(19%)
Net Income	$103.6	$102.4	1%	$353.0	$399.5	(12%)
EPS (diluted)	$1.27	$1.26	1%	$4.36	$4.85	(10%)

$ millions except EPS

[1]	The company is no longer providing “Adjusted” non-GAAP results in its quarterly earnings press release. To aid in the comparison of results to prior periods, items that were previously excluded from “Adjusted” non-GAAP results are detailed later in this release.

Notes on Fiscal Q4 2016 Net Sales: Acquisitions had no material impact on net sales and volume for fiscal Q4 2016 (acquisitions added 4% and 2% respectively for fiscal Q4 2015). Foreign currency translation negatively impacted net sales by 1% for fiscal Q4 2016 (6% for fiscal Q4 2015).

Notes on Fiscal 2016 Net Sales: Acquisitions added 3% to net sales and 2% to volume for fiscal 2016 (2% and 1% respectively for fiscal 2015). Foreign currency translation negatively impacted net sales by 3% for fiscal 2016 (5% for fiscal 2015).

Minneapolis, MN - Valspar (NYSE: VAL) - December 20, 2016 (BUSINESS WIRE), The Valspar Corporation today reported fiscal fourth quarter 2016 (ended October 28, 2016) net sales of $1.11 billion, a decrease of 4 percent over the prior year period. This includes the effects of foreign currency translation that negatively impacted net sales by 1 percent. Fiscal fourth quarter 2016 net income of $104 million and earnings per diluted share (EPS) of $1.27 both increased 1 percent.

Fiscal fourth quarter 2016 net income of $104 million includes the impact of the following after-tax items: restructuring and other asset-related charges of approximately $5 million and expenses related to the proposed merger with The Sherwin-Williams Company of approximately $3 million. In total, these items negatively impacted fiscal fourth quarter 2016 diluted EPS by approximately $0.10. Fiscal fourth quarter 2015 net income of $102 million included the impact of the following after-tax items: restructuring charges of approximately $6 million and acquisition charges of approximately $1 million. In total, these items negatively impacted fiscal fourth quarter 2015 diluted EPS by approximately $0.08.

Fiscal year 2016 net sales were $4.19 billion, a decrease of 5 percent over the prior year period. This includes the effects of foreign currency translation that negatively impacted net sales by 3 percent, and acquisitions added 3 percent to net sales in the year. Fiscal 2016 net income of $353 million decreased 12 percent and diluted EPS of $4.36 decreased 10 percent.

Fiscal 2016 net income of $353 million includes the impact of the following after-tax items: restructuring and other asset-related charges of approximately $19 million, expenses related to the proposed merger with The Sherwin-Williams Company of approximately $18 million and acquisition charges of approximately $1 million. In total, these items negatively impacted fiscal 2016 diluted EPS by approximately $0.46. Fiscal 2015 net income of $400 million included the impact of the following after-tax items: a gain on sale of certain assets of approximately $37 million, restructuring charges of approximately $15 million and acquisition charges of approximately $4 million. In total, these items positively impacted fiscal 2015 diluted EPS by approximately $0.23.

Coatings Segment Results

Fiscal fourth quarter 2016 net sales in the Coatings segment decreased 2 percent to $626 million. This includes the effects of foreign currency translation that negatively impacted net sales by 2 percent. Acquisitions added 1 percent to net sales in the quarter. Volumes increased 2 percent in the fiscal fourth quarter of 2016. Acquisitions added 1 percent to volume in the quarter. Coatings segment earnings before interest and tax (EBIT) of $109 million decreased 11 percent, primarily driven by the impact of cost/price, higher employee-related costs and lower sales, partially offset by benefits from productivity initiatives.

Fiscal 2016 net sales in the Coatings segment decreased 4 percent to $2.39 billion. This includes the effects of foreign currency translation that negatively impacted net sales by 4 percent. Coatings segment EBIT of $444 million decreased 8 percent, primarily due to the gain on sale of certain assets in the prior year (fiscal 2015), higher employee-related costs and lower sales, partially offset by benefits from productivity initiatives, improvements in cost/price and lower restructuring charges.

Paints Segment Results

Fiscal fourth quarter 2016 net sales in the Paints segment decreased 7 percent to $421 million. This includes the effects of foreign currency translation that negatively impacted net sales by 1 percent. Volume decreased 7 percent in the fiscal fourth quarter of 2016. Paints segment EBIT of $44 million decreased 21 percent, driven by the impact of lower sales and higher employee-related costs, partially offset by benefits from productivity initiatives.

Fiscal 2016 net sales in the Paints segment decreased 6 percent to $1.56 billion. This includes the effects of foreign currency translation that negatively impacted net sales by 2 percent. Acquisitions added 6 percent to net sales in the year. Paints segment EBIT of $150 million decreased 14 percent, driven by impact of lower sales and restructuring and other asset-related charges, partially offset by benefits from productivity initiatives and improvements in cost/price.

Dividends and Share Repurchases

During the quarter, the company paid a quarterly dividend of $0.33 per common share outstanding, or $26 million. For the full year fiscal 2016, the company paid dividends of $105 million, representing a per share increase of 10 percent. Valspar is a member of the S&P High Yield Dividend Aristocrats®, which is comprised of companies increasing dividends every year for at least 20 consecutive years. For the full year fiscal 2016, the company repurchased approximately 200 thousand shares of the Company’s stock for $18 million. There were no shares repurchased after the fiscal first quarter 2016.

Valspar: If it matters, we’re on it.®

Valspar is a global leader in the coatings industry providing customers with innovative, high-quality products and value-added services. Our 11,100 employees worldwide deliver advanced coatings solutions with best-in-class appearance, performance, protection and sustainability to customers in more than 100 countries. Valspar offers a broad range of superior coatings products for the consumer market, and highly-engineered solutions for the construction, industrial, packaging and transportation markets. Founded in 1806, Valspar is headquartered in Minneapolis. Valspar’s shares are traded on the New York Stock Exchange (symbol: VAL). For more information, visit www.valspar.com and follow @valspar on Twitter.

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Investor Contact:

Bill Seymour

612.656.1328

william.seymour@valspar.com

Media Contact:

Kimberly A. Welch

612.656.1347

kim.welch@valspar.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a safe harbor for forward-looking statements.

Forward-looking statements are based on management’s current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as “expect,” “project,” “forecast,” “outlook,” “estimate,” “anticipate,” “believe,” “could,” “may,” “will,” “plan to,” “intend,” “should” and similar words or expressions.

These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; our access to capital is subject to global economic and capital market conditions; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operating in foreign markets, including achievement of profitable growth in developing markets; impact of fluctuations in foreign currency exchange rates on our financial results; loss of business with key customers; our ability to innovate in order to meet customers’ product demands, which may change based on customers’ preferences and competitive factors; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; possible interruption, failure or compromise of the information systems we use to operate our business; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; changes in governmental regulation, including more stringent environmental, health and safety regulations; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; unusual weather conditions adversely affecting sales; civil unrest and the outbreak of war and other significant national and international events; risks relating to our merger with Sherwin-Williams including, the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the potential for regulatory authorities to require divestitures in connection with the proposed transaction and the possibility that Valspar stockholders consequently receive $105 per share instead of $113 per share; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption of the transaction to Valspar and its management; the effect of announcement of the transaction on Valspar’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; and other factors set forth in the risk factors section of our Annual Report on Form 10-K for the fiscal year ended October 28, 2016, as well as Valspar’s Quarterly Reports on Form 10-Q and other documents filed by Valspar with the Securities and Exchange Commission.

We caution investors not to place undue reliance on any such forward-looking statements, which speak only as of the date on which such statements were made. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement, except as required by law.

THE VALSPAR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three Months and Years Ended October 28, 2016 and October 30, 2015

(Dollars in thousands, except per share amounts)

	Three Months Ended		Years Ended
	October 28,	October 30,	October 28,	October 30,
	2016	2015	2016	2015
Net Sales	$1,106,057	$1,149,538	$4,190,552	$4,392,622
Cost of Sales	712,488	735,927	2,654,968	2,841,233

Gross Profit	393,569	413,611	1,535,584	1,551,389
Research and Development	35,001	33,239	139,318	133,365
Selling, General and Administrative	224,503	211,378	867,227	818,038

Operating Expenses	259,504	244,617	1,006,545	951,403
Gain on Sale of Certain Assets	—	—	—	48,001

Income From Operations	134,065	168,994	529,039	647,987
Interest Expense	22,274	22,170	90,560	81,348
Other (Income) Expense, Net	2,491	2,039	3,960	2,838

Income Before Income Taxes	109,300	144,785	434,519	563,801
Income Taxes	5,706	42,429	81,479	164,295

Net Income	$103,594	$102,356	$353,040	$399,506

Average Number of Common Shares O/S - basic	79,198,605	79,147,730	79,009,955	80,429,741
Average Number of Common Shares O/S - diluted	81,274,407	81,032,079	81,019,976	82,446,703

Net Income per Common Share - basic	$1.31	$1.29	$4.47	$4.97
Net Income per Common Share - diluted	$1.27	$1.26	$4.36	$4.85

THE VALSPAR CORPORATION

SEGMENT INFORMATION (UNAUDITED)

For the Three Months and Years Ended October 28, 2016 and October 30, 2015

(Dollars in thousands)

	Three Months Ended				Years Ended
	October 28,		October 30,		October 28,	October 30,
	2016		2015		2016	2015
Coatings Segment
Net Sales	$626,100		$638,425		$2,388,133	$2,496,528
Earnings Before Interest and Taxes (EBIT)	108,938		122,707		444,190	483,649
Key Metrics:
Sales Growth	(1.9%	)	(10.6%	)	(4.3% )	(3.4% )
EBIT, % of Net Sales	17.4%		19.2%		18.6%	19.4%
Paints Segment
Net Sales	$420,953		$451,840		$1,564,531	$1,661,186
EBIT	44,045		55,638		149,539	173,435
Key Metrics:
Sales Growth	(6.8%	)	(6.7%	)	(5.8% )	(8.0% )
EBIT, % of Net Sales	10.5%		12.3%		9.6%	10.4%
Other and Administrative
Net Sales	$59,004		$59,273		$237,888	$234,908
EBIT	(21,409)		(11,390)		(68,650)	(11,935)
Key Metrics:
Sales Growth	(0.5%	)	(5.9%	)	1.3%	0.3%
EBIT, % of Net Sales	(36.3%	)	(19.2%	)	(28.9% )	(5.1% )

THE VALSPAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of October 28, 2016 and October 30, 2015

(Dollars in thousands)

	October 28,	October 30,
	2016	2015
Assets
Current Assets:
Cash and Cash Equivalents	$174,720	$185,961
Restricted Cash	857	1,307
Accounts and Notes Receivable, Net	815,432	857,256
Inventories	473,294	451,909
Deferred Income Taxes	32,033	37,707
Prepaid Expenses and Other	99,949	97,090

Total Current Assets	1,596,285	1,631,230

Goodwill	1,284,706	1,287,703
Intangibles, Net	625,399	643,100
Other Assets	118,543	112,735
Long-term Deferred Income Taxes	21,174	11,042
Property, Plant & Equipment, Net	668,443	632,765

Total Assets	$4,314,550	$4,318,575

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term Debt	$71,339	$334,022
Current Portion of Long-term Debt	150,107	131
Trade Accounts Payable	553,152	553,737
Income Taxes Payable	28,216	36,010
Other Accrued Liabilities	463,006	442,839

Total Current Liabilities	1,265,820	1,366,739

Long-term Debt, Net of Current Portion	1,556,952	1,706,933
Long-term Deferred Income Taxes	191,821	240,919
Other Long-term Liabilities	186,534	148,975

Total Liabilities	3,201,127	3,463,566

Stockholders’ Equity	1,113,423	855,009

Total Liabilities and Stockholders’ Equity	$4,314,550	$4,318,575

THE VALSPAR CORPORATION

SELECTED INFORMATION (UNAUDITED)

For the Three Months and Years Ended October 28, 2016 and October 30, 2015

(Dollars in thousands)

	Three Months Ended		Years Ended
	October 28,	October 30,	October 28,	October 30,
	2016	2015	2016	2015
Depreciation and Amortization	$26,859	$24,545	$98,022	$92,603
Capital Expenditures	31,261	36,280	120,420	97,126
Dividends Paid	26,246	23,834	104,553	96,890